UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

BANCFIRST CORPORATION
(Exact name of registrant as specified in its charter)

OKLAHOMA	0-14384	73-1221379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Broadway, Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(405) 270-1086

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	On May 23, 2013, BancFirst Corporation (the “Company”) held its annual meeting of shareholders. As of the record date on April 8, 2013, the total number of shares of common stock outstanding and entitled to vote at the annual meeting was 15,228,277, of which 14,221,578 shares were represented at the meeting in person or by proxy. The purpose of the annual meeting was to vote on five proposals: (i) amend our Certificate of Incorporation to declassify the Board of Directors: (ii) to amend our Certificate of Incorporation to remove the supermajority vote required to amend certain provision of our Certificate of Incorporation: (iii) to elect 19 directors if proposal one to declassify our Board was approved: (iv) to elect six Class III directors if proposal one to declassify our Board was NOT approved and (v) the amendment of the BancFirst Corporation Stock Option Plan to increase the number of shares of common stock issued by 200,000 shares. Each of the foregoing proposals was set forth and described in the Notice of Annual Meeting and Proxy Statement of the Company dated April 25, 2013. At the meeting, the shareholders amended our Certificate of Incorporation to declassify the Board of Directors; amended our Certificate of Incorporation to remove the supermajority vote required to amend certain provision of our Certificate of Incorporation; elected all 19 directors and amended the BancFirst Corporation Stock Option Plan to increase the number of shares of common stock issued by 200,000 shares.

(b)	The number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each such matter (where applicable), are set forth below:

Description of Proposal	Number of Shares

Proposal No. 1- Amendment of our Certificate of Incorporation to declassify the Board of Directors	For	Against	Abstained	Broker Non-Votes
	12,256,675	17,548	41,438	1,905,917

Proposal No. 2- Amendment of our Certificate of Incorporation to remove the supermajority vote required to amend certain provision of our Certificate of Incorporation	For	Against	Abstained	Broker Non-Votes
	12,198,545	75,878	41,238	1,905,917

Proposal No. 3- Election of Directors	For	Withheld	Broker Non-Votes

Dennis Brand	12,015,654	300,007	1,905,917
C.L. Craig, Jr.	11,632,172	683,489	1,905,917
William H. Crawford	12,016,404	299,257	1,905,917
James R. Daniel	12,015,282	300,379	1,905,917
F. Ford Drummond	12,010,522	305,139	1,905,917
K. Gordon Greer	12,015,202	300,459	1,905,917
Dr. Donald B. Halverstadt	11,653,461	662,200	1,905,917
William O. Johnstone	12,016,851	298,810	1,905,917
Dave R. Lopez	12,255,582	60,079	1,905,917
J. Ralph McCalmont	11,675,377	640,284	1,905,917
Tom H. McCasland, III	12,141,044	174,617	1,905,917
Ronald Norick	12,131,526	184,135	1,905,917
Paul B. Odom, Jr.	12,119,619	196,042	1,905,917
David E. Ragland	12,118,774	196,887	1,905,917
David E. Rainbolt	12,104,292	211,369	1,905,917
H.E. Rainbolt	12,015,571	300,090	1,905,917
Michael S. Samis	12,255,826	59,835	1,905,917
Michael K. Wallace	12,008,269	307,392	1,905,917
G. Rainey Williams, Jr.	9,705,602	2,610,059	1,905,917

Proposal No. 4- Election of six Class III directors.
Proposal No. 4 was dependent upon the approval of Proposal No. 1, which was approved; therefore no votes will be reported for Proposal No. 4.

Proposal No. 5- Amendment of the BancFirst Corporation Stock Option Plan to increase the number of shares of common stock issued by 200,000 shares.	For	Against	Abstained	Broker Non-Votes
	9,979,053	2,279,627	56,981	1,905,917

Item 7.01. Regulation FD Disclosure.

BancFirst Corporation Announces Declaration of Quarterly Dividend on its common stock and an Interest Payment on its BFC Capital Trust II

On May 23, 2013, BancFirst Corporation’s Board of Directors declared a $0.29 per share cash dividend on its common stock. The dividend is payable July 15, 2013, to shareholders of record on June 30, 2013. BancFirst Corporation will also pay the quarterly interest payment on $26.8 million of its 7.20% Junior Subordinated Debentures related to the trust preferred securities issued by its statutory trust subsidiary, BFC Capital Trust II. The trust will use the proceeds of the interest payment to pay a dividend of $0.45 per share on the trust preferred securities, payable July 15, 2013, to shareholders of record on June 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCFIRST CORPORATION
(Registrant)

Date: May 23, 2013	/s/Randy Foraker
Randy Foraker
Executive Vice President
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)